SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 1996



                            CHAPARRAL RESOURCES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Colorado                     0-7261                   84-0630863
 ---------------------------     -------------------        ------------------
(State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
 of incorporation)                                          Identification No.)





621 Seventeenth Street, Suite 1301, Denver, Colorado                80293
- ----------------------------------------------------               --------
      (Address of principal executive offices)                    (Zip Code)



        Registrant's telephone number including area code: (303) 293-2340



                                                                 24 Total Pages

     This Report on Form 8-K/A amends Registrant's report previously filed on Form 8-K dated and April 1, 1996.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)(1) Financial statements of Central Asian Petroleum Guernsey Limited.
     (a)(2) Financial statements of Karakuduk Munay Joint Venture.

     (b) Pro forma financial information of Chaparral Resources, Inc. and subsidiary.

     (c)    Exhibits

            Exhibit 10.1 -- Chaparral  Resources,  Inc. Warrant  Certificate for
                            1,022,000 shares of common stock. (Previously filed)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 3, 1996

                                          CHAPARRAL RESOURCES, INC.



                                          By /s/ Matthew R.. Hoovler
                                             -----------------------------
                                             Matthew R. Hoovler, Vice President

                                  EXHIBIT INDEX


Exhibit           Description                                          Page No.
- -------           -----------                                          --------

10.1              Chaparral Resources, Inc. Warrant Certificate for      N/A
                  1,022,000 shares of common stock.

                             CENTRAL ASIAN PETROLEUM

                               (GUERNSEY) LIMITED

                              FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 1995

                         TOGETHER WITH AUDITORS' REPORT

To the Board of Directors of
    Central Asian Petroleum (Guernsey) Limited:

     We have audited the accompanying consolidated balance sheet of Central Asian Petroleum (Guernsey) Limited (a Guernsey Corporation), as of December 31, 1995 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended. Our audit was made in accordance with International Standards on Auditing and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

     As further explained in Note 11, we have qualified our opinion dated May 17, 1996 on the grounds that the Company has not consolidated its investment in Karakuduk-Munay Inc. (KKM) at 50% and also has not made accrual for interest income and expenses due to loans obtained from Chapparal Resources Inc. and loans given to KKM. Subsequent to issuance of the report, the Company has made consolidation and interest accruals and thus, we have reissued our report by examining the accompanying financial statements from May 17, 1996 to the date of this report only to the extent related with the matters as explained in Note 11.

     The accompanying financial statements have been prepared assuming that KKM will continue as a going concern. As more fully described in Note 12, KKM has incurred an operating loss and also does not currently have a means of generating revenue and certain permits and licences have not yet been obtained. Additionally, KKM has not complied with certain government regulations relating to Charter Fund contributions and registration. Furthermore, the Ministry of Finance of the Republic of Kazakhistan issued a letter to KKM indicating that the agreement can not be valid for taxation purposes. These conditions raise substantial doubt about KKM's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

     In our opinion, except for the adjustments that may be required should the going concern basis of preparation not prove appropriate, the consolidated financial statements referred to above present fairly the consolidated financial position of Central Asian Petroleum (Guernsey) Limited as of December 31, 1995 and the consolidated results of its operations and its cash flows for the year then ended, in accordance with International Accounting Standards issued by the International Accounting Standards Committee.

     This report replaces our report dated May 17, 1996 in which we originally reported only on the financial statements of the Company as of December 31, 1995 and for the year then ended.


                              An Affiliated Firm of Ernst & Young International Once Serbest Muhasebeci Mali Mupavirlik

                              Anonim pirketi
                              Mehmet Gulepci, CPA

June 6, 1996
Istanbul, Turkey


                                       (2)



                   CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED
                 CONSOLIDATED BALANCE SHEET -- DECEMBER 31, 1995
                           (Currency -- U.S. Dollars)

                                     ASSETS


CURRENT ASSETS :

    Cash ....................................................           212,447
    Prepaid expenses and other
       current assets .......................................            48,353
                                                                       --------
              Total current assets ..........................           260,800
                                                                       --------

DUE FROM A RELATED COMPANY (Note 3) .........................           183,959

DUE FROM KAZAKH SHAREHOLDERS (Note 4) .......................            50,000

FIXED ASSETS, net (Notes 2 and 5) ...........................            15,218

CAPITALIZED SIGNATURE BONUS (Note 8) ........................           256,500

ACCUMULATED AMORTIZATION ....................................            (2,565)
                                                                       --------
                                                                        253,935
                                                                       --------
                                                                        763,912
                                                                       ========


                      LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES :

    Accounts payable and accrued
     liabilites (Note 7) ......................................          75,892
    Accrual for paid leave indemnity (Note 2) .................           7,833
    Taxes payable .............................................           1,710
    Signature bonus payable (Note 8) ..........................         256,500
                                                                      ---------
              Total current liabilities .......................         341,935
                                                                      ---------

LONG-TERM DEBT (Note 6) .......................................         323,545

SHAREHOLDERS' EQUITY :

    Share capital-
       Authorized, issued and fully paid
       500,000 shares of par value of
       U.S. Dollar one (Note 9) ...............................         500,000
    Current year net loss .....................................        (401,568)
                                                                      ---------
              Total shareholders' equity ......................          98,432
                                                                      ---------
                                                                        763,912
                                                                      =========

       The accompanying notes are an integral part of this balance sheet.

                                       (3)


                   CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

              (Currency -- U.S. Dollars unless otherwise indicated)



SERVICE INCOME (Note 2) ......................................          159,375

INTEREST INCOME ..............................................            1,207

SERVICE EXPENSES (Note 2) ....................................          (55,459)

GENERAL AND ADMINISTRATIVE EXPENSES ..........................         (112,464)

DEPRECIATION ON FIXED ASSETS .................................             (291)

AMORTIZATION OF SIGNATURE BONUS ..............................           (2,565)

START-UP SERVICE EXPENSES (Notes 2 and 13) ...................         (324,076)

INTEREST EXPENSE .............................................           (3,545)

TAX LIABILITY IN KAZAKHISTAN (Note 3) ........................          (63,750)
                                                                       --------
              Net Loss .......................................         (401,568)
                                                                       ========




         The accompanying notes are an integral part of this statement.



                                       (4)



                   CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                           (Currency -- U.S. Dollars )

                                           Share            Unappropriated
Total Shareholders' Equity                 Capital       Profit         (Loss)
- --------------------------                --------      -------        --------


Balances at January 1, 1995 ........          --            --             --

Share capital increase-

       Cash proceeds ...............       500,000          --          500,000

Current year net loss ..............          --        (401,568)      (401,568)
                                          --------      --------       --------
Balances at December 31, 1995 ......       500,000      (401,568)        98,432
                                          ========      ========       ========















         The accompanying notes are an integral part of this statement.


                                       (5)


                   CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

              (Currency -- U.S. Dollars unless otherwise indicated)


CASH FLOWS FROM OPERATING ACTIVITIES:

    Net loss .................................................   (401,568)

    Items not requiring outlay of funds-
       Depreciation on fixed assets ..........................        291
       Amortization of signature bonus .......................      2,565
                                                                 --------
       Operating loss before working capital changes .........   (398,712)

Increase in prepaid expenses and other current assets ........    (48,353)
Increase in due from Kazakh shareholders .....................    (50,000)
Increase in accounts payable and accrued liabilities .........     75,892
Increase in paid leave indemnity .............................      7,833
Increase in taxes payable ....................................      1,710
Accrued interest income on due from a related company ........     (1,207)
Accrued interest expense on long-term debt ...................      3,545
                                                                 --------
       Net cash used for operating activities ................   (409,292)
                                                                 --------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from long-term debt .................................    320,000
Increase in share capital - cash proceeds ....................    500,000
                                                                 --------
       Net cash provided from financing activities ...........    820,000
                                                                 --------

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase in due from a related company .......................   (182,752)
Purchase of fixed assets .....................................    (15,509)
                                                                 --------
       Net cash used for investing activities ................   (198,261)
                                                                 --------

NET INCREASE IN CASH AND CASH EQUIVALENTS ....................    212,447

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR .......       --
                                                                 --------

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR .............    212,447
                                                                 ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

       (a) For the purpose of the statement of cash flows, cash in banks is considered as cash and cash equivalents.


         The accompanying notes are an integral part of this statement.



                                       (6)

                   CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

               (Currency U.S. Dollars unless otherwise indicated)


(1)           ORGANIZATION AND NATURE OF ACTIVITIES:

     Central Asian Petroleum (Guernsey) Limited (the Company) was founded in September 9, 1994 under the Records of the Island of Guernsey as a private company and is registered in Guernsey and the branch office was established in Ankara, Turkey. The Company has no legal entity in Turkey although the book keeping functions are performed in Ankara.

     The Company was established for the purpose of exploration, exploitation, developing and producing hydrocarbons and other natural resources, especially petroleum and gas. In October 1994, the Company participated in the Karakuduk Munay Inc. (KKM, a Kazakhistan Joint Venture Stock Company) shares by 50%.

(2)           SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES :

     The major accounting principles followed in the preparation of the accompanying financial statements are set out below :

       (a)    Investment in Joint Venture

              Proportionate  consolidation  is applied for Karakuduk  Munay Inc.
              (KKM) at which the Company has 50% interest. Interest of the Company in KKM is reported using line-by-line reporting format. All material transactions between the Company and KKM are eliminated to the extent of which the remaining balances are attributable to the interest of the other venturers; Kazakh shareholders.

       (b)    Service Income

              Service income represents the invoices issued for the management services provided by the Company to KKM.

       (c)    Service Expenses

              Service expenses represent expenses incurred by the Company to give such services to KKM in accordance with service contract.

                                       (7)

       (d)    Start-up Service Expenses

              Start-up service expenses represent the operational and technical services provided by Darka Petroleum Limited (Darka) on behalf of the Company and KKM during the investment stage.

       (e)    Accrual for paid leave indemnity

              Consultants entitled to have 1 month paid leave for each 3 monhts worked in Kazakhistan. Accrual for paid leave indemnity for each consultant is calculated by taking into consideration the period worked and monthly fee on a time proportion basis.

       (f)    Depreciation and Capitalization of Fixed Assets

              The consolidated KKM's policy is to capitalise fixed assets greater than U.S. Dollars 1,000. Depreciation is calculated based on the estimated useful lives of the related assets. Rates of depreciation are as follows :

              Office equipment                      3 years
              Vehicles                              5 years


(3)           DUE FROM A RELATED PARTY :

     According to the founder agreement dated October 26, 1994, the Company shall provide money for all of the external financial requirements of KKM. All investments received from the Company shall be repaid by KKM as Investment Recovery inclusive of libor plus 1% interest rate.

     During the term of the agreement, it is expected that the total financial requirements will reach to an aggregate amount of U.S.Dollars 216,000,000. When the wells will begin production before the completion of investment, the financial requirements will decrease approximately to U.S. Dollars 50,000,000.

     On October 1, 1995, a service contract was signed between the Company and KKM. The Company was appointed to provide personnel and to assist KKM within the exportation of crude oil. This contract included but not limited to such services. According to the contract, KKM will pay net U.S. Dollars 85,000 per each month for the services provided by the Company. Therefore, the Company issues invoices amounting U.S. Dollars 106,250 including Kazakhistan local withholding tax of 20%. During our audit date, no payment was made to Kazakhistan Tax Service for withholding tax of all invoices.

                                       (8)

     Total taxes related with these invoices amount to U.S. Dollars 63,750 as of December 31, 1995. Since the Company is tax exempt in Guernsey where it is incorporated, those taxes would not be claimed back. Therefore, total taxes of U.S. Dollars 63,750 is recorded as tax liability in Kazakhistan in the statement of operations.

     Due from a related company majorly consists of the interests of the Kazakh shareholders (50%) on October, November and December service invoices issued to KKM amounting U.S. Dollars 318,750, net of applicable taxes of U.S. Dollars 63,750 and cash sent to KKM for its own payments amounting U.S. Dollars 100,000. Remaining portion is the reimbursable payments such as insurance, bank expenses and Board of Directors expenses. The balance also includes interest accrual of U.S. Dollars 2,414 for the receivables from KKM as of December 31, 1995.

(4)           INVESTMENT IN JOINT VENTURE:

     The Company participated in Karakuduk Munay Inc.'s shares by 50%. Remaining shareholders are GHK Zharkyn, GHK Munaygaz, Korporatsiya Mangistou Terra International with 20%, 20% and 10%, respectively. Share capital of KKM is U.S. Dollars 200,000. The Company paid U.S. Dollars 100,000 as cash and Kazakhistan side (GHK Munaygaz, GHK Zharkyn and Korporatsiya Mangistau Terra International) was going to subscribe their shares in the form of geological - geophysical information which was evaluated as U.S.Dollars 100,000.

     The total Charter Fund contribution specified in the Founders Agreement of Karakuduk-Munay Inc. (dated October 26, 1994) is U.S. Dollars 200,000. As discussed in Note 12, the Kazakh Shareholders have not contributed their portion to the Charter Fund. Accordingly, the due from Kazakh shareholders account on the balance sheet represents the Company's interest at the uncontributed balance. There is a risk that certain Kazakh authorities, such as the Ministry of Justice, could determine KKM to be invalid due to this fact and other issues relating to the KKM's registration.

     On August 30, 1995, KKM began to operate in accordance with and under the existing laws of Republic of Kazakhistan. The license for the right to use natural deposits and to explorate, to develop, to produce, to refine, to transport and to sale (including export) of hydrocarbons from Karakuduk oil field is given to KKM for a period of 30 years.


                                       (9)

     As of December 31, 1995, proportionate consolidation was applied for the Company's 50% investment at KKM. The Company's interests at KKM which are reported by using line-by-line format in the accompanying financial statements as of December 31, 1995 are as follows (for the period August 30, 1995 (inception of KKM) through December 31, 1995):



            Current assets ..............................    63,891
            Fixed assets, net ...........................    15,218
            Due from Kazakh shareholders ................    50,000
            Current liabilities .........................    14,982
            General and administrative expenses .........    40,835
            Capitalized signature bonus, net ............   253,935
            Signature bonus payable .....................   256,500

(5)           FIXED ASSETS:

     As of December 31, 1995, fixed assets are comprised of the following :


           Office equipment .............................     7,516
           Vehicles .....................................     7,993
                                                            -------
                                                             15,509
           Accumulated depreciation .....................      (291)
                                                            -------
                                                             15,218
                                                            =======

     Upon full amortization of tangible assets, the right of ownership of the tangible assets shall be transferred to the Kazakhistan Ministry of Oil and Gas in accordance with the Agreement. KKM is entitled to the use of the fully amortized tangible assets during the whole term of the Agreement.

(6)           LONG-TERM DEBT:

     Chaparral Resources Inc., one of the Company shareholders, committed to provide up to U.S. Dollars 4,000,000 for the initial investment provided to KKM by the Company. As of December 31, 1995, total funds obtained amounted to U.S. Dollars 320,000. Any amounts received by the Company from KKM (in the form of investment recovery) shall be used to repayment of Chapparal loan. No dividends or capitalization of profits for any purpose shall be made until the entire loan are paid to Chaparral. Such repayment shall include interest at a rate of libor plus 1%. Accordingly, as of December 31, 1995, the Company made an interest accrual of U.S. Dollars 3,545 for the amounts obtained, and included in long-term debt balances.

                                      (10)

(7)           ACCOUNTS PAYABLE AND ACCRUED LIABILITIES :

     The balance mainly consist of professional fees payable to Chaparral Resources Inc. amounting U.S. Dollars 9,644, accruals for December fees of the Company's consultants amounting U.S.Dollars 21,100 and taxes payable of U.S. Dollars 31,875 (50% of the total taxes of U.S. Dollars 63,750, see Note 3).

(8)           SIGNATURE BONUS PAYABLE:

     KKM is required to pay an unrecoverable (non-tax deductible) Signature Bonus to the Kazakhistan Ministry of Geology in the amount of U.S. Dollars 513,000 during monthly installments of U.S. Dollars 73,286 beginning in January 1996 in accordance with the Agreement. This amount has been accrued for at December 31, 1995, considering the Company's interest in KKM at 50% and is being amortized over 25 years.

     Production based bonuses will be payable to the Kazakhistan Ministry of Geology in the amounts of U.S. Dollars 500,000 when cumulative production reaches fifty million barrels. The production bonuses will be considered tax deductible expenditures in the calculation of profits taxes. No amounts related to the production bonuses have been accrued for at December 31, 1995 as production has not yet commenced.

(9)           SHARE CAPITAL:

     The shareholders of the Company and their percentages of ownership at December 31, 1995, is as follows:

                                                                   Percentage
        Shareholders                                     Amount    of ownership
        ------------                                    -------    ------------

        Chaparral Resources Inc. ....................   125,000          25 %
        Darka Petroleum Limited .....................   125,000          25 %
        Pet Oil, Guntekin Koksal ....................   125,000          25 %
        Central Asian Petroleum,
         Delaware ...................................   100,000          20 %
        Overseas Consulting
         Services Co. Inc. (OSCO) ...................    25,000           5 %
                                                        -------        -----
                                                        500,000         100 %
                                                        =======        =====



                                      (11)

(10)          TAX:

     As discussed in Note 3, the Company is tax exempt in Guernsey, where it is incorporated. KKM is permitted to carryforward tax losses of the current period for five years; however, certain uncertainties exist as to the amount of the carryforward due to the issues discussed in Note 12. The Agreement specifies profits taxes and other taxes applicable to KKM. As discussed in Note 8, the Signature Bonus is not recoverable or deductible in calculating tax profits.

     No deferred tax asset has been provided due to the uncertainties described in Note 12.

(11)          REVISION OF FINANCIAL STATEMENTS:

     The auditor's opinion dated May 17, 1996 on the financial statements of the Company as of December 31, 1995 was qualified due to two reasons. First, the Company has not applied proportionate consolidation for its investment in KKM at 50%. Second, the Company has not accrued interest for the loan obtained from Chaparral and loans given to KKM. Subsequent to May 17, 1996, the Company has applied proportionate consolidation and has also made accruals for interest income and interest expense. Therefore, the 1995 financial statements have been revised and reissued.

(12)          GOING CONCERN:

     These financial statements have been prepared assuming that KKM will continue as a going concern. KKM has incurred an operating loss and also does not currently have a means of generating revenue. These conditions raise substantial doubt about KKM's ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

     The shareholders of KKM have not complied with certain government regulations relating to Charter Fund contributions and registration. First, the Kazakh Shareholders have not contributed their portion to the Charter Fund in accordance with the time allowable under Kazakh regulations. Second, KKM has not performed an audit of the contributions to the Charter Fund. Under Kazakh legislation, all Charter Fund contributions not in the form of Kazakh Tenge shall be audited or the Ministry of Justice may consider KKM to be invalid. Third, KKM has not re-registered with the Kazakh authorities.


                                      (12)

     Due to these circumstances, there is a risk that KKM could be considered invalid and liquidated. Should these circumstances be rectified in 1996, then there would not likely be any material impact on KKM. The accompanying consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Management has represented that the issues relating to KKM's registration are in the process of being resolved.

     On March 20, 1996, the Ministry of Finance of the Republic of Kazakhistan issued a letter to KKM relating to a specific inquiry on a certain tax issue discussed in the Agreement. The letter indicated the Ministry of Finance considers that the "regulations established by the Agreement can not be applied for taxation purposes." This contradicts a 1995 letter from the Ministry of Finance in which the Ministry of Finance approved the Agreement in general terms. Management has represented that KKM is in the process of resolving this issue by clarifying the position of the Ministry of Finance.

     These conditions raise substantial doubt about KKM's ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

(13)          START-UP SERVICE EXPENSES:

     On March 31, 1995, a service contract was signed between the Company and Darka, one of the shareholders of the Company.

     The Company appointed Darka to represent the Company in Turkey, by maintaining an office, to keep the accounting books, to operate and to control the technical and administrative activities related to Karakuduk field, to assist the operations in Kazakhistan, to organise the relationship between the shareholders of the Company and to initiate other projects on behalf of the Company. This representation was on a non-profit basis and only the actual costs of Darka in relation with the activities of the Company would be issued to the Company. All the expenses charged by Darka had been recognized as an expense by the Company and will not be charged back to KKM.

     This contract was effective from January 1, 1995 to December 1, 1995.

                                      (13)

     Breakdown of start-up service expenses charged to the Company by Darka is as follows :



               Salaries and wages ....................   149,816
               Office expenses .......................    19,869
               Office establishment expenses .........    32,848
               Rent expenses .........................    17,484
               Travel expenses .......................    68,185
               Karatube project expenses .............    35,874
                                                         -------
                                                         324,076
                                                         =======

(14)          SUBSEQUENT EVENTS :

       (a)    While,   OSCO  and  Darka  transferred  all  of  their  shares  to
              Chaparral, Guntekin Koksal transferred only 15% of its shares to Chaparral.

              New share distribution is as follows:

                                                           Percentage of
               Shareholders                                  Ownership
               ------------                                -------------
               Chaparral Resources, Inc. .................      70%
               Central Asian Petroleum, Delaware .........      20%
               Guntekin Koksal ...........................      10

       (b) A subsidiary of the Company named "Road Runner Service Company, Inc." was established in March 1996 and all rights and obligations under the Service Contract signed between the Company and KKM assigned to Road Runner Service Company, Inc.


                                      (14)

                          Karakuduk-Munay Joint Venture
                              Financial Statements
                   For the Period August 30, 1995 (Inception)
                            through December 31, 1995
                       with Report of Independent Auditors

                          Karakuduk-Munay Joint Venture
                                Table of Contents
                   For the Period August 30, l995 (Inception)
                            through December 31, 1995

  Section

Report of Independent Auditors ..................................      1-2

Balance Sheet ...................................................        3

Statement of Expenses and Accumulated Deficit ...................        4

Statement of Cash Flows .........................................        5

  Notes to Financial Statements .................................     6-10

ERNST & YOUNG          Ernst & Young        Phone:  (7-3272) 41 47 38
                       Kazakhstan                   (7-3272) 50 94 94
                       Almaty 480009                (7-3272) 50 94 23
                       Prospekt Abaya 153A  Fax:    (7-3272) 50 94 97

                         Report of Independent Auditors

The Board of Directors
Shareholders of Karakuduk-Munay Joint Venture,

We have audited the accompanying balance sheet of Karakuduk-Munay Joint Venture as of December 31, 1995 and the related statements of expenses and accumulated deficit, and cash flows for the period August 30, 1995 (inception) through December 31, 1995, all expressed in US dollars. These financial statements are the responsibility of the management of Karakuduk-Munay Joint Venture (the "Joint Venture"). Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared on the basis of accounting prescribed in the Agreement for Exploration, Development and Production of Oil in the Karakuduk Oil Field in Mangistau Oblast of the Republic of Kazakstan (the "Agreement") as described in Note 2 to the financial statements.

We draw your attention to Note 9 to the financial statements which states that the Joint Venture has not obtained approval from the Ministry of Finance of the Republic of Kazakhstan to maintain financial statements in accordance with International Accounting Standards. There is a risk that the Ministry of Finance of the Republic of Kazakhstan may require the Joint Venture to maintain its accounting and tax records solely in accordance with Standards of Accounting in the Republic of Kazakhstan. The effect of such an outcome would be that certain expenses recorded in these financial statements would be deferrable and certain expenses would not be tax deductible under Standards of Accounting in the Republic of Kazakhstan. The Ministry of Finance has approved the Agreement as a whole, but specific approval is required on the method of accounting selected by the Joint Venture. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

The accompanying financial statements have been prepared assuming that Karakuduk-Munay Joint Venture will continue as a going concern. As more fully described in Note 3 to the financial statements, the Joint Venture has incurred an operating loss and the Joint Venture relies solely on the foreign shareholder to provide all funding in the form of an interest bearing loan. The Joint Venture does not currently have a means of generating revenue and certain permits and licenses have not yet been obtained. Additionally. the Joint Venture has not complied with certain government regulations relating to Charter Fund contributions and registration. Furthermore, the Ministry of Finance of the Republic of Kazakhstan issued a letter to the Joint Venture indicating that the

Agreement can not be applied for taxation purposes. These conditions raise substantial doubt about the Joint Venture's ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

In our opinion, except for any adjustments that may be required as a result of the matter discussed in paragraph four, and any adjustments that may be required should the going concern basis of preparation not prove appropriate, the financial statements referred to above present fairly, in all material respects, the financial position of Karakuduk-Munay Joint Venture as of December 31, 1995, and the results of its operations and its cash flows for the period August 30, 1995 (inception) through December 31, 1995 in conformity with the basis of accounting described in Note 2 to the financial statements.




/s/ Ernst & Young Kazakhstan          [SEAL OF ERNST & YOUNG
                                       Audit & Consulting
                                       Kazakctah]
May 17, 1996



                          Karakuduk-Munay Joint Venture
                                  Balance Sheet
                                December 31, 1995
                             (Amounts in US Dollars)

  ASSETS
    Cash .....................................................        $  35,076
    Prepaid and Other ........................................           92,706
                                                                      ---------
      Total Current Assets ...................................          127,782

    Equipment ................................................           31,017
    Accumulated Depreciation .................................             (581)
                                                                      ---------
      Net Equipment (Note 4) .................................           30,436

    Capitalized Signature Bonus ..............................          513,000
    Accumulated Amortization .................................           (5,130)
                                                                      ---------
      Net Capitalized Signature Bonus (Note 5) ...............          507,870
                                                                      ---------
TOTAL ASSETS .................................................        $ 666,088
                                                                      =========
LIABILITIES AND PARTNERS' DEFICIT

    Accounts Payable and Accrued Liabilities .................           21,238
    Taxes Payable ............................................            3,421
    Signature Bonus Payable (Note 5) .........................          513,000
                                                                      ---------
      Current Liabilities ....................................          537,659

    Loans Payable to Partner (Note 6) ........................          434,559
    Accrued Interest Payable to Partner (Note 6) .............            2,414
                                                                      ---------
      Long Term Liabilities ..................................          436,973
                                                                      ---------
TOTAL LIABILITIES ............................................          974,632

Commitments and Contingencies (Notes I and 9) ................             --

PARTNERS' DEFICIT
   Charter Fund (Note 8) .....................................          100,000
   Accumulated Deficit .......................................         (408,544)
                                                                      ---------
                                                                       (308,544)
                                                                      ---------
TOTAL LIABILITIES AND PARTNERS' DEFICIT ......................        $ 666,088
                                                                      =========

See accompanying notes


                          Karakuduk-Munay Joint Venture
                  Statement of Expenses and Accumulated Deficit
                   For the Period August 30, 1995 (Inception)
                            through December 31, 1995
                             (Amounts in US Dollars)


Management Service Fee (Note 6) ..............................          $318,750
General and Administrative Expenses ..........................            81,669
Amortization of Signature Bonus (Note 5) .....................             5,130
Interest Expense (Note 6) ....................................             2,414
Depreciation on Fixed Assets (Note 4) ........................               581
                                                                        --------
  Net Loss ...................................................           408,544

Accumulated deficit beginning of period ......................              --
                                                                        --------
Accumulated deficit end of period ............................          $408,544
                                                                        ========


See accompanying notes


                          Karakuduk-Munay Joint Venture
                             Statement of Cash Flows
                   For the Period August 30, 1995 (Inception)
                            through December 31, 1995
                             (Amounts in US Dollars)

Cash flows from operating activities:
  Net Loss ......................................................     $(408,544)
  Adjustments to reconcile net loss to net cash
  used by operating activities:
       Increase in Prepaid and Other ............................       (92,706)
       Depreciation of Fixed Assets .............................           581
       Amortization of Signature Bonus ..........................         5,130
       Increase in Accounts Payable and Accrued Liabilities .....        21,238
       Increase in Taxes Payable ................................         3,421
       Increase in Loans Payable ................................       334,559
       Increase in Interest Payable .............................         2,414
                                                                      ---------
           Net cash used by operating activities ................      (133,907)

Cash used by investing activities-purchase of equipment .........       (31,107)

Cash provided by financing activities:
       Proceeds from Loan Payable to Partner ....................       100,000
       Proceeds from Charter Fund Contribution ..................       100,000
                                                                      ---------
           Net cash provided by financing activities ............       200,000

Net increase in cash ............................................        35,076
Cash at beginning of period .....................................          --
                                                                      ---------
Cash at end of period ...........................................     $  35,076
                                                                      =========


  See accompanying notes

                          Karakuduk-Munay Joint Venture
                        Notes to the Financial Statements
                                December 31, 1995

1. Organization and Background Information

Formation

Karakuduk-Munay Joint Venture (the "Joint Venture"), a Kazakhstan Joint Stock Company of Closed Type, was founded by "Munaygaz" State Holding Company (formerly Kazakhstanmunaygaz National Petroleum Company), "Jarkin" State Holding Company (formerly PGO Mangistauneftegazgeologiya), and Korporatsiya Krambs-Mangistau Inc. (formerly Korporatsiya Mangistau Terra International), collectively the "Kazakh Shareholders", and Central Asian Petroleum (Guernsey) Limited. The Joint Venture and the Ministry of Oil and Gas in the Republic of Kazakhstan entered into an agreement on August 30, 1995 ("Inception") referred to as the Agreement for Exploration, Development and Production of Oil in Karakuduk Oil Field in Mangistau Oblast of the Republic of Kazakhstan (the "Agreement"). The management and operational framework within which the Joint Venture must conduct its activities are dictated by the Agreement. The Joint Venture may be terminated under certain conditions specified in the Agreement.
The term of the Agreement is 25 years commencing from the date of the Joint Venture's registration. The Agreement can be extended to a date agreed between the Ministry of Oil and Gas and the Joint Venture as long as production of petroleum and/or gas is continued in the exploration field. The Joint Venture was in the Exploration Phase at the end of 1995. The Joint Venture's capital and expenditure program is expected to be US$ 10 million in 1996. The Board of Directors has approved a budget of US$ 5,044,550 for the first six month period of 1996.

Principal Activity

The Joint Venture was established for the purposes of exploring, developing, and producing oil and gas deposits in the Karakuduk Field in the Republic of Kazakhstan.

2. Basis of Accounting

Basis of Accounting

The accounting policies and procedures of the Joint Venture are specified in the Accounting Procedure of the Agreement. The intent of the Accounting Procedure is to establish equitable methods for determining revenues and expenditures applicable to operations under the Agreement, to provide a method of computing Kazakh tax on profits and to determine distributable profits. As discussed in Notes 3 and 9, there exists some uncertainty as to the method of accounting and the tax regime that will ultimately be accepted by the Ministry of Finance of the Republic of Kazakhstan.

The Accounting Procedure requires the Joint Venture to maintain its accounting records and books in US Dollars and prepare them on an accrual basis in accordance with internationally accepted and recognized accounting systems and consistent with the standard practice of the international petroleum industry as well as the provisions of the Agreement. the Articles of Association. and the Standard Oil and Gas Accounting Systems of the Republic of Kazakhstan. The Joint Venture has selected International Accounting Standards for the preparation of these financial statements, however certain contingencies exist related to this decision as discussed in Notes 3 and 9.

                          Karakuduk-Munay Joint Venture
                        Notes to the Financial Statements
                                December 31, 1995

(Note 2: Basis of Accounting continued)

The Joint Venture commenced expenditures in October of 1995.

The material accounting principles and policies either specifically prescribed in the Accounting Procedure or adopted by the Joint Venture pursuant to the general principles of the Accounting Procedure are described below:

Foreign Currency Translation

Transactions arising in currencies other than US Dollars are translated into US Dollars at the exchange rate ruling at the date the transaction is recorded in the books and records.

Cash and other monetary assets held and liabilities denominated in currencies other than US Dollars are translated to US Dollars at the rates of exchange ruling as of December 31, 1995 (63.95 Kazakh Tenge per US Dollar). Realized exchange gains and losses arising from non- US Dollar currency transactions and unrealized gains and losses arising from translation of non-US Dollar amounts at the balance sheet date are recognized as an increase or decrease in income for the period. All other assets and liabilities are held in US Dollars.

Depreciation

Depreciation of equipment is calculated on the straight line method based on the estimated useful life of the assets as follows:

               Office Equipment   3 years
               Vehicles           5 years

3. Going Concern

These financial statements have been prepared assuming that Karakuduk-Munay Joint Venture will continue as a going concern. The Joint Venture has incurred an operating loss and the Joint Venture relies solely on CAP(G) to provide all funding in the form of an interest bearing loan, as discussed in Note 6. The Joint Venture also does not currently have a means of generating revenue and certain permits and licenses have not yet been obtained. Management represented that they fully expect CAP(G) to provide all funding necessary for the Joint Venture to continue as a going concern and that the Joint Venture is in the process of obtaining all necessary permits and licenses.

The Joint Venture and the Kazakh Shareholders have not complied with certain government regulations relating to Charter Fund contributions and registration. First, the Kazakh Shareholders have not contributed their portion to the Charter Fund in accordance with the time allowable under Kazakh regulations. Second, the Joint Venture has not performed an audit of the contributions to the Charter Fund. Under Kazakh legislation, all Charter Fund contributions not in the form of Kazakh Tenge shall be audited or the Ministry of Justice may consider the Joint Venture to be invalid. Third. the Joint Venture has not re-registered with the Kazakh authorities. Due to these circumstances. there is a risk that the Joint Venture could be considered invalid and liquidated. Should these circumstances be rectified in 1996. then there would not likely be any material

                          Karakuduk-Munay Joint Venture
                        Notes to the Financial Statements
                                December 31, 1995

(Note 3: Going Concern continued)

impact on the Joint Venture. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. Management has represented that the issues relating to the Joint Venture's registration are in the process of being resolved.

On March 20, 1996, the Ministry of Finance of the Republic of Kazakhstan issued a letter to the Joint Venture relating to a specific inquiry on a certain tax issue discussed in the Agreement. The letter indicated the Ministry of Finance considers that the "regulations established by the Agreement can not be applied for taxation purposes." This contradicts a 1995 letter from the Ministry of Finance in which the Ministry of Finance approved the Agreement in general terms. Management has represented that the Joint Venture is in the process of resolving this issue by clarifying the position of the Ministry of Finance.

These conditions raise substantial doubt about the Joint Venture's ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

4. Equipment

Upon full amortization of tangible assets, the right of ownership of the tangible assets shall be transferred to the Kazakhstan Ministry of Oil and Gas in accordance with the Agreement. The Joint Venture is entitled to the use of the fully amortized tangible assets during the whole term of the Agreement. A summary of equipment at December 31, 1995 is provided in the table below:

                                        Balance at                    Balance at
  Cost                                  inception      Additions      12/31/95
  ----                                  ----------     ---------      ----------

  Office Equipment ................        $  --          $15,031        $15,031

  Vehicles ........................           --           15,986         15,986
                                           -------        -------        -------
  Total Cost ......................        $  --          $31,017        $31,017
                                           =======        =======        =======

  Accumulated                           Balance at                    Balance at
  Depreciation                          inception      Additions      12/31/95
  ------------                          ----------     ---------      ----------

  Office Equipment ................        $  --          $   228        $   228

  Vehicles ........................           --              353            353
                                           -------        -------        -------
  Total Depreciation ..............        $  --          $   581        $   581
                                           =======        =======        =======
  Net Book Value ..................        $  --          $30,436        $30,436
                                           =======        =======        =======

                          Karakuduk-Munay Joint Venture
                        Notes to the Financial Statements
                                December 31,1995

5. Bonuses Payable

The Joint Venture is required to pay an unrecoverable (non-tax deductible) Signature Bonus to the Kazakhstan Ministry of Geology in the amount of US$ 513,000 during monthly installments of US$ 73,286 beginning in January 1996 in accordance with the Agreement. This amount has been accrued for at December 31, 1995 and is being amortized over 2 years.

Production based bonuses will be payable to the Kazakhstan Ministry of Geology in the amounts of US$ 500,000 when cumulative production reaches ten million barrels and US$ 1,20,000 when cumulative production reaches fifty million barrels. The production bonuses will be considered tax deductible expenditures in the calculation of profits taxes. No amounts related to the production bonuses have been accrued for at December 31. 1995 as production has not yet commenced.

6. Long-Term Loan

As discussed in Note 3, the major shareholder, CAP(G) bears sole financial responsibility for the fulfillment of all funding for the Joint Venture. The fundings of CAP(G) are treated as long term loans to the Joint Venture and bear interest at the rate of LIBOR plus 1%. CAP(G) and the parent company of CAP(G), Chaparral Resources Inc., provide certain management services for a fixed fee of US$ 106,250 per month. Management services were provided to the Joint Venture for the last three months of 1995. The weighted average interest rate effective at December 31, 1995 was approximately 6.7%. The Agreement requires installment payments on the loan to be calculated and paid on a quarterly basis and be equal to 65% of gross revenue after deduction of royalties due to the Republic of Kazakhstan. No payments on the loan have been made or are due as of December 31, 1995.

            Cash Funding ...............................   $100,000
            Management Services Fee ....................    318,750
            Other Expenditures .........................     15,809
            Accrued Interest Payable ...................      2,414
                                                           --------
              Total Interest and Loan Payable to Partner   $436,973
                                                           ========

7.  Tax

The Joint Venture is permitted to carryforward tax losses of the current period for five years; however, certain uncertainties exist as to the amount of the carryforward due to the issues discussed in Notes 3 and 9. The Agreement specifies profits taxes and other taxes applicable to the Joint Venture. As discussed in Note 5, the Signature Bonus in not recoverable or deductible in calculating tax profits.

No deferred tax asset has been provided due to the uncertainties described in Notes 3 and 9.

                          Karakuduk-Munay Joint Venture
                        Notes to the Financial Statements
                                December 31, 1995

8. Partner's Deficit

The total Charter Fund contribution specified in the Founders Agreement of Karakuduk-Munay (dated October 26, 1994) is $200,000. As discussed in Note 3, the Kazakh Shareholders have not contributed their portion to the Charter Fund. Accordingly, the Charter Fund balance is presented net of uncontributed amounts. There is a risk that certain Kazakh authorities, such as the Ministry of Justice, could determine the Joint Venture to be invalid due to this fact and other issues relating to the Joint Venture's registration. Each of the Shareholder's portion of the Charter Fund and their respective participating interest in the Joint Venture is:

                                                         Charter      Percent
                                                       Contribution   Interest
                                                       ------------   --------

   "Munaygaz" State Holding Company .................   $ 40,000         20%
   "Jarkin" State Holding Company ...................     40,000         20%
   Korporatsiya Krambs-Mangistau Inc. ...............     20,000         10%
   Central Asian Petroleum (Guernsey) Limited .......    100,000         50%
                                                        --------        ---
   Total Charter Fund ...............................    200,000        100%
                                                                        ===
   Less Amount Not Contributed by Kazakh Shareholders    100,000
                                                        --------
   Net Charter Fund .................................   $100,000
                                                        ========

9. Contingencies

The Joint Venture has not obtained approval from the Ministry of Finance of the Republic of Kazakhstan to maintain financial statements in accordance with International Accounting Standards. There is a risk that the Ministry of Finance of the Republic of Kazakhstan may require Karakuduk-Munay Joint Venture to maintain its accounting and tax records solely in accordance with Standards of Accounting in the Republic of Kazakhstan. The effect of such an outcome would be that certain expenses recorded in these financial statements would be deferrable and certain expenses would not be tax deductible under Standards of Accounting in the Republic of Kazakhstan. The Ministry of Finance has approved the Agreement as a whole, but specific approval is required on the method of accounting selected by the Joint Venture. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

                    Chaparral Resources, Inc. and Subsidiary

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                      Three months ended February 29, 1996



The following pro forma consolidated financial statements of Chaparral Resources, Inc. (the Company) and Central Asian Petroleum Guernesey Limited (CAP-G) for the year ended November 30, 1995 and for the three-months ended February 29, 1996 are presented as if the merger and private offering, which is considered an integral part of this transaction, had occurred on December 1, 1994. The pro forma consolidated balance sheet assumes the merger and private offering occurred as of February 29, 1996. The merger is to be treated as a purchase transaction.

The pro forma consolidated financial statements are derived from the respective historical financial statements of the Company and CAP-G. The pro forma balance sheet combines the Company's February 29, 1996 consolidated balance sheet with CAP-G's March 31, 1996 balance sheet. The pro forma consolidated statements of operations combine CAP-G's historical statement of operations for the year ended December 31, 1995 and the three month period ended November 30, 1995 with the Company's historical consolidated statements of operations for the year ended November 30, 1995 and the three month period ended February 29, 1996.

The pro forma data is presented for informational purposes only and may not be indicative of the future results of operations and financial position of the Company or what the results of operations and financial position of the Company would have been had the merger occurred immediately prior to the periods indicated.

Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the statements. These statements should also be read in conjunction with the attached financial statements of CAP-G and notes thereto.

                    Chaparral Resources, Inc. and Subsidiary

                      Three months ended February 29, 1996



Pro forma consist of the following:

1.       To eliminate intercompany notes and service income.
2. To capitalize cumulative expenses of the consolidated affiliate.
3.       To recognize private placement proceeds.
4.       To recognize additional purchase of 40% interest in CAP-G.
5.       To record advances to affiliate for operating costs.
6.       To recognize payment of long-term debt.
7.       To eliminate consolidated equity of affiliate.
8.       To eliminate interest on debt.

                                              Chaparral Resources, Inc. and Subsidiary

                                                PRO FORMA CONSOLIDATED BALANCE SHEET

                                                         February 29, 1996


                                                      Historical
                                             ----------------------------
                                                Chaparral                         Pro forma        Pro forma
                                             Resources, Inc.      Cap-G          adjustments         balance
                                             --------------     ----------       -----------       -----------
          ASSETS

CURRENT ASSETS
  Cash and cash equivalents ...............   $    219,000    $     46,000    $   (750,000)(6)   $  3,853,000
                                                                                  (340,000)(5)
                                                                                (2,300,000)(4)
                                                                                 6,978,000 (3)
  Accounts receivable .....................         17,000            --              --               17,000
  Other ...................................          1,000          23,000            --               24,000
                                              ------------    ------------       ---------          ---------

                  Total current assets ....        237,000          69,000       3,588,000          3,894,000

PROPERTY AND EQUIPMENT - AT COST
  Oil and gas properties -full cost
    Subject to depletion ..................     16,089,000            --              --           16,089,000
    Not subject to depletion ..............         47,000         257,000        (257,000)(2)         47,000
  Less accumulated depletion and
    depreciation and impairment ...........    (15,738,000)           --              --          (15,738,000)
                                               -----------      ----------       ---------         ----------
                                                   398,000         257,000        (257,000)           398,000
  Furniture, fixtures and equipment, net ..         24,000          58,000            --               82,000

OTHER ASSETS
  Investment in and advances to affiliate..      5,851,000         501,000         340,000 (5)      8,802,000
                                                                                   855,000 (2)
                                                                                  (620,000)(1)
                                                                                 2,300,000 (4)
                                                                                  (425,000)(7)
  Other ...................................         21,000          98,000            --              119,000
                                               -----------      ----------       ---------         ----------
                                                 5,872,000         599,000       2,450,000          8,921,000
                                               -----------      ----------       ---------         ----------
                                              $  6,531,000    $    983,000    $  5,781,000       $ 13,295,000
                                               ===========      ==========       =========         ==========




                    Chaparral Resources, Inc. and Subsidiary

                PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)

                                February 29, 1996

                                                      Historical
                                             ----------------------------
                                                Chaparral                         Pro forma        Pro forma
                                             Resources, Inc.      Cap-G          adjustments         balance
                                             --------------     ----------       -----------       -----------

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable ........................   $     72,000    $    258,000    $       --         $    330,000
  Accrued liabilities .....................         38,000         203,000            --              241,000
                                               -----------      ----------       ---------         ----------
              Total current liabilities ...        110,000         461,000            --              571,000

LONG-TERM OBLIGATIONS
  Note payable ............................        793,000         620,000        (750,000)(6)         43,000
                                                                                  (620,000)(1)

MINORITY INTEREST .........................           --              --            75,000 (7)         75,000

STOCKHOLDERS' EQUITY
  Common stock ............................      2,111,000         500,000       1,400,000 (3)      3,511,000
                                                                                  (500,000)(7)
  Capital in excess of par value ..........     13,305,000            --         5,578,000 (3)     18,883,000
  Preferred stock .........................           --              --              --                 --
  Retained earnings (deficit) .............     (9,788,000)       (598,000)        598,000 (2)     (9,788,000)
                                               -----------      ----------       ---------         ----------
                                                 5,628,000         (98,000)      7,076,000         12,606,000
                                               -----------      ----------       ---------         ----------

                  Total liabilities and
                    stockholders' equity...   $  6,531,000    $    983,000    $  5,781,000       $ 13,295,000
                                                ==========      ==========       =========         ==========




                    Chaparral Resources, Inc. and Subsidiary

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended November 30, 1995


                                                              Historical
                                                    ----------------------------
                                                      Chaparral                         Pro forma          Pro forma
                                                    Resources, Inc.      Cap-G         adjustments          balance
                                                    ---------------    ---------       -----------         --------

Revenue
  Oil and gas sales .............................   $    255,000    $       --      $       --         $    255,000
  Service income ................................           --           159,000        (159,000)(1)           --
                                                       ---------       ---------       ----------          --------
                                                         255,000         159,000        (159,000)           255,000

Costs and expenses
  Production/service expenses ...................        115,000         380,000        (380,000)(2)        115,000
  Write down of oil and gas
    properties ..................................        619,000            --              --              619,000
  Depreciation and depletion ....................         74,000           3,000          (3,000)(2)         74,000
  General and administrative ....................        166,000         113,000        (113,000)(2)        166,000
                                                       ---------       ---------       ---------          ---------
                                                         974,000         496,000        (496,000)           974,000
                                                       ---------       ---------       ---------          ---------

                  (Loss) from operations ........       (719,000)       (337,000)        337,000           (719,000)

Other income (expense)
  Interest income ...............................         25,000           1,000            --               26,000
  Interest expense ..............................        (17,000)         (3,000)         16,000 (8)         (4,000)
  Other - net ...................................          7,000         (63,000)         63,000 (2)          7,000
                                                        --------       ---------        --------           --------
                                                          15,000         (65,000)         79,000             29,000
                                                        --------       ---------        --------           --------

                  NET (LOSS) ....................   $   (704,000)   $   (402,000)   $    416,000       $   (690,000)
                                                        ========       =========        ========           ========

Net (loss) per share ............................           (.04)                                              (.02)

Weighted average number of shares
  outstanding ...................................     18,865,454                                         34,150,454


Note: The potential dilution from the exercise of stock warrants is not material.



                    Chaparral Resources, Inc. and Subsidiary

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      Three months ended February 29, 1996

                                                                           Historical
                                                               ----------------------------
                                                                 Chaparral                         Pro forma          Pro forma
                                                               Resources, Inc.      Cap-G         adjustments          balance
                                                               ---------------    ---------       -----------         ---------


Revenue
  Oil and gas sales .....................................     $     34,000      $       --        $       --       $     34,000
  Service income ........................................             --             127,000          (127,000)            --
                                                                 ---------         ---------      ------------        ---------
                                                                    34,000           127,000          (127,000)          34,000
Costs and expenses
  Production ............................................             --                --                --               --
  Write down of oil and gas
    properties ..........................................             --                --                --               --
  Depreciation and depletion ............................           16,000              --                --             16,000
  General and administrative ............................           84,000            42,000           (42,000)(2)       84,000
                                                                 ---------         ---------      ------------        ---------
                                                                   100,000            42,000           (42,000)         100,000
                                                                 ---------         ---------      ------------        ---------
                  Income (loss) from operations .........          (66,000)           85,000           (85,000)         (66,000)

Other income (expense)
  Interest income .......................................            2,000             5,000            (5,000)(2)        2,000
  Interest expense ......................................          (19,000)             --                --            (19,000)
  Other - net ...........................................            1,000              --                --              1,000
                                                                 ---------         ---------      ------------        ---------
                                                                   (16,000)            5,000            (5,000)         (16,000)
                                                                 ---------         ---------      ------------        ---------
                  NET (LOSS) ............................     $    (82,000)     $    (90,000)     $     90,000     $    (82,000)
                                                                 =========         =========      ============        =========
Net (loss) per share ....................................                *                                                    *

Weighted average number of shares
  outstanding ...........................................       20,692,525                                           35,977,525

Note: The potential dilution from the exercise of stock warrants is not material.

* Indicates less than $.01 per share.